UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 16, 2005

Ault Incorporated

(Exact name of Registrant as specified in its charter)

Minnesota	0-12611	41-0842932
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7105 Northland Terrace
Minneapolis, MN 55428-1028	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 592-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On December 16, 2005, SL Industries, Inc., a New Jersey corporation (“SL Industries”), Lakers Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of SL Industries (“Purchaser”), and Ault Incorporated, a Minnesota corporation (“Ault” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, no par value per share (the “Company Common Stock”), of Ault, including associated preferred stock rights (the “Rights” and together with the Company Common Stock, the “Shares” and each share thereof, a “Share”), at a price equal to $2.90 per Share net to the seller in cash (or any higher price per Share paid in the Offer) (the “Offer Price”), without interest (and subject to applicable withholding taxes).  The Offer is anticipated to commence on or about December 23, 2005.  Upon the terms and subject to the conditions set forth in the Merger Agreement, following a successful completion of the Offer, Purchaser will be merged with and into Ault with Ault surviving the merger as a wholly owned subsidiary of SL Industries (the “Merger”). In the Merger, each Share (other than Shares owned by SL Industries, Purchaser, or shareholders, if any, who have perfected statutory dissenters’ rights under Minnesota law) will be converted into the right to receive the Offer Price, without interest (and subject to applicable withholding taxes).

The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock that represents a majority of all outstanding shares of Company Common Stock that are not beneficially owned by Purchaser, SL Industries or their affiliates (for purposes of the Merger Agreement, Shares that are subject to the rights of Purchaser and SL Industries under the Shareholders Agreement described below are not considered beneficially owned by them).  Additional conditions to the Offer are set forth in Annex A to the Merger Agreement.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Concurrently with the execution of the Merger Agreement, SL Industries and Purchaser also entered into a Shareholders Agreement, dated as of December 16, 2005 (the “Shareholders Agreement”), with each of the directors and certain officers of Ault and certain affiliates thereof (the “Shareholders”). As of December 16, 2005, the Shareholders collectively owned 850,625 Shares and options to purchase 534,000 Shares directly or through affiliates. The Shareholders have agreed to tender to Purchaser in the Offer all of the Shares that each of them owns, including any Shares that such Shareholder acquires after the date of the Shareholders Agreement and prior to the termination of the Shareholders Agreement. The Shareholders Agreement also grants each of SL Industries and Purchaser an irrevocable option to purchase each outstanding Share owned by the Shareholders that is not tendered in the Offer at the Offer Price. SL Industries or Purchaser may exercise this option at any time after the purchase of Shares in the Offer and until the earlier of the effectiveness of the Merger or the termination of the Merger Agreement in accordance with its terms. Furthermore, each Shareholder has agreed, at any meeting of the shareholders of Ault, to vote all Shares (a) in favor of adopting the Merger Agreement and any transactions contemplated thereby, including the Merger, (b) against any alternative transaction proposal and (c) against any action that would delay, prevent or frustrate the Offer and the Merger and the related transactions contemplated by the Merger Agreement, and, as security for such obligations has granted a proxy to SL Industries and certain designees thereof to vote such Shares as provided above. The number of Shares subject to the foregoing restrictions may not exceed 19.9% of the outstanding Shares.  A copy of the Shareholders Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Pursuant to a Stock Option Agreement, dated as of December 16, 2005, by and among SL Industries, Purchaser and Ault (the “Option Agreement”), the Company has granted to Purchaser an irrevocable option to purchase at the Offer Price that number of Shares as would result in Purchaser, SL Industries and their affiliates owning in excess of 90% of the outstanding Shares. Purchaser’s exercise of this option is conditioned upon Purchaser having acquired Shares in the Offer which, together with Shares otherwise held by Purchaser, SL Industries and their affiliates, results in Purchaser, SL Industries and their affiliates owning in the aggregate, at least 75% of the outstanding Shares, and immediately following such exercise, at least 90% of the outstanding Shares. Purchaser may exercise this option at any time after the expiration of the Offer until the earlier of (i) the effectiveness of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms.  A copy of the Option Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

As part of the transaction, Ault will prepare a solicitation/recommendation on Schedule 14D-9 for Ault’s shareholders and file that document with the Securities and Exchange Commission.  Before making a decision to tender, we encourage shareholders to read the solicitation/recommendation statement regarding the tender offer and the merger carefully and in its entirety when it becomes available because it will contain important information about the proposed transactions.  Ault Shareholders will be able to obtain without charge, a copy of the solicitation/recommendation statement (when available) and other relevant documents that Ault files with the SEC from the SEC’s website at http://www.sec.gov.  Ault shareholders will also be able to obtain, without charge, a copy of the solicitation/recommendation statement and other relevant documents (when available) by directing a request by mail or telephone to Ault at 7105 Northland Terrace, Minneapolis, Minnesota 55428-1028, telephone (763) 952-1900, or from our website at www.aultinc.com.

Item 2.02  Results of Operations and Financial Condition.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act’), or the Exchange Act, except as expressly set forth by specific reference in such filing:

On December 19, 2005, the Company issued a press release, which described a restatement of its financial results for first quarter of fiscal year 2006, and its full fiscal year of 2005 and 2004 based on findings during a continuing evaluation and remediation of financial controls at its China manufacturing operations, Ault Xianghe.  The Company must adjust and restate results from these periods because of accounting errors in accruals for payables due certain vendors of Ault Xianghe.  As a result of the restatement, the previously reported loss for the first fiscal 2006 quarter increased from $(458,000) to $(803,480), the previously reported loss for fiscal 2005 increased from $(5,129,997) to  $(5,472,302) and the previously reported loss for fiscal 2004 increased from $(5,545,646) to $(5,793,646).

Item 3.03  Material Modification to Rights of Security Holders.

In connection with the execution of the Merger Agreement with SL, Ault simultaneously amended the Rights Agreement dated as of February 13, 1996 with Wells Fargo Bank, N.A., as rights agent, to provide that none of SL, its acquisition subsidiary, or any of their respective affiliates or associates, would be an “Acquiring Person” and no “Distribution Date” (as such items are defined in the Rights Agreement) would occur as a result of the execution and delivery of the Merger Agreement, the announcement of the Merger Agreement, the tender offer, or the transactions contemplated therein, and to provide that the Rights will terminate immediately prior to the “Effective Time” as defined in the Merger Agreement.  This is a summary of the amendment to the Rights Agreement and Ault shareholders should read the entire amendment and the Rights Agreement for a complete understanding of their terms and conditions.  The amendment to the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 19, 2005, the Company issued a press release announcing that the Company had concluded that the Company’s financial statements for the first quarter of fiscal 2006, and the full fiscal years of 2005 and 2004 are being restated as a result of accounting errors related to the accruals for certain payables owed to vendors at Ault Xianghe.  The Company will restate and adjust those financial statements.  The Audit Committee in consultation with the Company’s independent auditor evaluated information with respect to the magnitude of such accounting errors in relation to information in previously issued financial statements, and directed management to issue a press release on December 19, 2005 announcing the decision to restate previously issued financial statements.  The restated results will be presented in amendments to the Company’s Form 10-K for fiscal 2005, and its Form 10-Q for the first quarter of fiscal 2006.  These amendments are expected to be filed with the Securities Exchange Commission on or about January 11, 2006.

Item 8.01  Other Events.

On December 19, 2005, the Company issued a press release announcing the signing of the Merger Agreement and announcing a restatement of previously issued financial results, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 16, 2005, by and among SL Industries, Inc., Lakers Acquisition Corp. and Ault Incorporated.

4.1	Amendment to Rights Agreement, dated as of December 16, 2005 between the Company and Wells Fargo Bank N.A. as rights agent to the Company.

10.1

Shareholders Agreement, dated December 16, 2005, by and among SL Industries, Inc., Lakers Acquisition Corp. and all of the directors and certain officers of Ault Incorporated and certain affiliates thereof.

10.2	Stock Option Agreement, dated December 16, 2005, by and among SL Industries, Inc., Lakers Acquisition Corp. and Ault Incorporated.

99.1	Press Release dated December 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AULT INCORPORATED

By:	/s/ William J. Birmingham
William J. Birmingham
Interim Chief Financial Officer

Dated:   December 22, 2005